UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 1, 2010
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Main Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 1, 2010, we held a conference call in connection with our announcement of our earnings for the fiscal year and fiscal quarter ended December 31, 2009. A copy of the script (the “Script”) for such conference call is furnished as Exhibit 99.1 and is incorporated by reference herein. An audio replay of such conference call and the related question-and-answer session will be available for at least twelve months on our website at www.atg.com.
The information, including, without limitation, all forward-looking statements, contained in the Script or provided in the conference call and related question-and-answer session speaks only as of February 1, 2010. We assume no obligation, and disclaim any obligation, to update information contained in the Script or provided in the conference call and related question-and-answer session. Investors should be aware that we may not update such information until our next quarterly earnings conference call, if at all.
The Script contains, and our representatives made, during the conference call and the related question-and-answer session, statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in the Script or made during the conference call and related question-and-answer session, including, without limitation, statements regarding our future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures and cash flows, plans and objectives of management for future operations are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan,” or the negative thereof or variations thereon or similar terminology. We cannot provide any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those contained from time to time in our filings with the SEC, including, without limitation, those appearing under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed today with the SEC
The Script includes historical and forward-looking non-GAAP financial measures. A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. We believe that these figures are helpful in allowing individuals to better assess the ongoing nature of our core operations.
Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data discussed in the Script, have been normalized to exclude the net effects of amortization of acquired intangible assets, equity-related compensation, and related tax adjustments. Management believes that these normalized non-GAAP financial measures excluding these items better reflect our operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in our performance and their exclusion provides investors with additional information to compare our results over multiple periods.
We consider “product license bookings,” a non-GAAP financial measure which we define as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in our software license business, as our business increasingly evolves toward a recurring, ratable revenue model.
We use these non-GAAP financial measures internally to focus management on period-to-period changes in our core business. We believe that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
Our earnings press release issued earlier today and furnished to the Commission today under cover of Form 8-K includes tables that present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.
The information contained in Item 2.02 of this report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.

Number	Title
99.1	Script for conference call held February 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: February 1, 2010	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Title
99.1	Script for conference call held February 1, 2010